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                    NOVARTIS PHARMA AG


                   OSIRIS THERAPEUTICS, INC.


                  STOCK PURCHASE AGREEMENT




                       June 16, 1997

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TABLE OF CONTENTS

                                                                        Page

1. Purchase and Sale of Common Stock                                      1
         1.1 Authorization                                                1
         1.2 Sale of Common Stock                                         1
         1.3 Closing                                                      1

2. Closing Date, Delivery.                                                2
         2.1 Closing Date                                                 2
         2.2 Delivery                                                     2
         2.3 Further Assurances                                           2

3. Representations, Warranties and Covenants of the Company.              2
         3.1 Organization, Good Standing and Qualification                2
         3.2 Capitalization and Voting Rights                             2
         3.3 Subsidiaries                                                 3
         3.4 Authorization                                                4
         3.5 Valid Issuance of Shares                                     4
         3.6 Liabilities                                                  5
         3.7 Governmental Consents                                        5
         3.8 Litigation                                                   5
         3.9 Employees and Consultants                                    5
         3.10 Patents and Trademarks                                      6
         3.11 Compliance with Other Instruments                           6
         3.12 Agreements; Action                                          6
         3.13 Registration Rights                                         7
         3.14 Title to Property and Assets                                7
         3.15 Financial Statements                                        8
         3.16 Employee Benefit Plans                                      8
         3.17 Tax Returns, Payments and Elections                         10
         3.18 Insurance                                                   10
         3.19 Labor Agreements and Actions                                10
         3.20 Real Property Holding Corporation                           10
         3.21 Offering                                                    10
         3.22 Environmental and Safety Laws                               10
         3.23 Licenses and Other Rights; Compliance with Laws             11
         3.24 Board of Directors                                          12
         3.25 Reliance                                                    13

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4. Representations, Warranties and Covenants of the Investor              13
         4.1 Authorization, Governmental Consents and Compliance with Other
               Instruments                                                13
         4.2 Purchase Entirely for Own Account                            13
         4.3 Disclosure of Information                                    14
         4.4 Investment Experience and Accredited Investor Status         14
         4.5 Restricted Securities                                        14
         4.6 Further Limitations on Disposition                           14
         4.7 Legends                                                      15

5. Conditions to Closing of Investor.                                     15
         5.1 Representations and Warranties Correct                       15
         5.2 Covenants                                                    16
         5.3 Compliance Certificate                                      16
         5.4 Legal Opinion                                                16
         5.5 Certification of Resolutions and Officers                    16
         5.6 Certification of No Material Adverse Change                  16
         5.7 Research Collaboration and License Agreement                 17

6. Conditions to Closing of the Company.                                  17
         6.1 Representations and Warranties Correct                       17
         6.2 Covenants                                                    17
         6.3 Compliance Certificate                                       17
         6.4 Receipt of Purchase Price                                    17
         6.5 Legal Opinion                                                17
         6.6 Research Collaboration and License Agreement                 18

7. Mutual Conditions to Closing.                                          18
         7.1 Qualifications                                               18
         7.2 Absence of Litigation                                        18
         7.3 Waiver by Series C Stockholders                              18

8. Standstill Agreement.                                                  18

9. Additional Covenants and Agreements.                                   19
         9.1 Delivery of Financial Statements                             19
         9.2 Assignment of Rights to Financial Information                20
         9.3 Termination of Covenants                                     20
         9.4 Right of Osiris to Purchase Shares                           20
         9.5 Further Restriction on Sale of Shares                        21
         9.6 Inspection of Properties                                     22

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         9.7 Equity Purchases from the Company                            22
         9.8 Exchange of the Shares for Series F Convertible Preferred
                   Stock                                                  24

10. Registration Rights; Compliance with the Act.                         25
         10.1 Definitions                                                 25
         10.2 Form S-3 Registration                                       25
         10.3 Company Registration                                        27
         10.4 Underwriting Requirements                                   28
         10.5 Obligations of the Company                                  28
         10.6 Furnish Information                                         29
         10.7 Delay of Registration                                       29
         10.8 Indemnification                                             29
         10.9 Reports Under Securities Exchange Act of 1934               31
         10.10 Amendment of Registration Rights                           32

11. Miscellaneous.                                                        33
         11.1 Survival of Warranties                                      33
         11.2 Remedies                                                    33
         11.3 Successors and Assigns                                      34
         11.4 Entire Agreement                                            34
         11.5 Governing Law                                               34
         11.6 Counterparts                                                34
         11.7 Titles and Subtitles                                        34
         11.8 Nouns and Pronouns                                          34
         11.9 Notices                                                     34
         11.10 Finder's Fee                                               36
         11.11 Expenses                                                   36
         11.12 Amendments and Waivers                                     36
         11.13 Severability                                               36
         11.14 Confidentiality and Publicity                              36
         11.15 Termination                                                37

EXHIBIT A                                                                 38
         SCHEDULE OF EXCEPTIONS                                           38

EXHIBIT B                                                                 44
         Compliance Certificate of Osiris                                 44

EXHIBIT C                                                                 45
         Opinion of Hogan & Hartson L.L.P.                                45

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EXHIBIT D                                                                 46
         Research Collaboration and License Agreement                     46

EXHIBIT E                                                                 47
         Compliance Certificate of Novartis                               47

EXHIBIT F                                                                 48
         Opinion of Counsel to Novartis                                   48

EXHIBIT G                                                                 49
         Certificate of Designation                                       49

                      STOCK PURCHASE AGREEMENT

                   THIS STOCK PURCHASE AGREEMENT is made as of the 16th day of June, 1997, by and between Novartis Pharma AG ("Novartis" or the "Investor"), a corporation organized under the laws of Switzerland with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland and Osiris Therapeutics, Inc. ("Osiris" or the "Company"), a Delaware corporation with its principal place of business at 2001 Aliceanna Street, Baltimore, Maryland, U.S.A.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.     Purchase and Sale of Common Stock.

       1.1 Authorization. The Company will authorize the sale and issuance of 1,176,500 shares of its $0.001 par value Common Stock (the "Common Stock") having the rights and privileges set forth in the Company's Restated Certificate of Incorporation (the "Restated Certificate").

       1.2  Sale of  Common Stock.

       (a) Subject to the terms and conditions hereof, the Company will issue and sell to the Investor, and the Investor will buy from the Company, at the Closing (as defined below), 1,176,500 shares of Common Stock (the "Shares") for a purchase price of $8.50 per share in cash in U.S. dollars, or $10,000,250 in the aggregate in cash in U.S. dollars (the "Aggregate Purchase Price"). The parties agree that Novartis may assign the right and obligation to purchase the Shares for the Aggregate Purchase Price, and all of its other rights and obligations under this Agreement, to an "Affiliate" as defined in the Research Collaboration and License Agreement of even date, in which case the term "Investor" shall refer herein to such Affiliate (provided that such assignment shall be ineffective to the extent that such Affiliate fails to perform any such obligation, in which event Novartis shall continue to be deemed the Investor hereunder).

       (b) In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company prior to the Closing which affects or relates to the Common Stock, the number of Shares and the purchase price per Share (but not the Aggregate Purchase Price) shall be adjusted proportionately.

       1.3 Closing. The closing of purchase and sale of the Shares (the "Closing") shall occur at 11:00 a.m. on the Closing Date (as defined in
Section 2.1 herein) at the Company's offices at 2001 Aliceanna Street, Baltimore, Maryland, 21231.

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2.     Closing Date, Delivery.

       2.1 Closing Date. The Closing shall be held on June 16, 1997 or such other date as the Company and the Investor may agree upon (the "Closing Date").

       2.2 Delivery. At the Closing, the Company will deliver to the Investor a stock certificate, registered in the Investor's name, representing the Shares, against payment of the Aggregate Purchase Price by certified or cashier's check payable to the Company, or by wire transfer of same day funds per the Company's wiring instructions.

       2.3 Further Assurances. The Company and the Investor hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Investor as follows:

       3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, to sell the Shares and to carry out the other transactions contemplated hereunder. The Company and each of its subsidiaries is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business, properties or financial condition (a "Material Adverse Effect").
The Company has delivered to the Investor true, correct and complete copies of the Restated Certificate, and Bylaws in effect on the date hereof.

       3.2 Capitalization and Voting Rights. The authorized capital of the Company as of the date hereof consists of:

       (a) 20,000,000 shares of $.001 par value Preferred Stock ("Preferred Stock"), of which 2,122,000 shares have been designated Series A Convertible Preferred Stock, 750,000 shares have been designated Series B Convertible Preferred Stock, 740,000 shares have been designated Series C Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, 3,600,000 shares have been designated Series D Convertible Preferred Stock, 2,788,000 shares have been designated Series E Convertible Preferred Stock and 1,176,500 shares have been designated Series F Convertible Preferred Stock, of which 2,068,625 shares of Series A Convertible Preferred Stock, 619,750 shares of Series B Convertible Preferred Stock, 735,294 shares of Series C Convertible Preferred Stock, 3,599,070 shares of Series D Convertible Preferred Stock, 2,246,224 shares of Series E Convertible Preferred Stock and no shares of Series F Convertible Preferred Stock are issued and outstanding. Except as set forth in Schedule 3.2 of Exhibit A to this Agreement, the rights, privileges and preferences of the Series A, Series B, Series C, Series C-1, Series D, Series E and Series F Convertible Preferred Stock are as stated in the Restated Certificate.

       (b) 30,000,000 shares of Common Stock, of which 4,332,241 shares are issued and outstanding.

       (c) Except as set forth in Schedules 3.2 and 3.13 of Exhibit A to this Agreement, there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell, repurchase or redeem any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock of the Company imposed by the Restated Certificate or Bylaws of the Company, any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws; (iii) no cumulative voting rights for any of the Company's capital stock; and (iv) no registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to shares of the Company's capital stock. The Company has reserved up to 1,050,000 shares of its Common Stock for issuance pursuant to the exercise of existing options or options to be granted in the future under its Amended and Restated 1994 Stock Incentive Plan.

       (d) Except as set forth in Schedule 3.2 of Exhibit A to this Agreement, the Company is not a party to or is not subject to any agreement or understanding relating to, and to the Company's knowledge there is no agreement or understanding between any persons and/or entities which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a shareholder or director of the Company.

       3.3 Subsidiaries. Except as set forth in Schedule 3.3 of Exhibit A to this Agreement, the Company does not presently own or control, directly or indirectly, any other corporation, association, or other business entity and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity. Each of the Company's subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. None of the Company's subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which failure to do so would have a Material Adverse Effect.

       3.4 Authorization. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares to be sold hereunder has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and similar laws affecting creditor rights. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company, will not:

       (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, and will not require any filing or registration by the Company with any federal or state administrative agency or other governmental body other than filing pursuant to the Hart-Scott-Rodino Pre-Merger Notification Act ("HSR Act") if applicable and other than filings pursuant to federal and state securities laws to the extent applicable;

       (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, other than any such breaches or defaults as would not have a Material Adverse Effect, (ii) the Company's Restated Certificate or (iii) the Bylaws of the Company; or

       (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company which would have a Material Adverse Effect.

       3.5  Valid Issuance of Shares.

       (a) The issuance, sale and delivery of the Shares being purchased by the Investor hereunder have been duly authorized by all requisite corporate action of the Company, and the Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or other similar rights imposed by the Company.

       (b) Except as set forth in Schedule 3.2 of Exhibit A to this Agreement, the outstanding shares of Common Stock and Series A, Series B, Series C, Series C-1, Series D and Series E Preferred Stock are all duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance in all material respects with all applicable federal and state securities laws.

       3.6 Liabilities. Except as set forth in Schedule 3.6 of Exhibit A to this Agreement and the Exhibits hereto, the Company has not incurred any unpaid indebtedness for money borrowed or any other contractual liabilities in excess of $500,000 individually or $1,000,000 in the aggregate.

       3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, (i) except as may be required pursuant to the HSR Act and
(ii) except for registration or qualification, or taking such action to secure exemption from such registration or qualification, of the Shares under applicable state or federal securities laws, which actions shall be taken, by and at the expense of the Company, on a timely basis as may be required.

       3.8 Litigation. Except as set forth in Schedule 3.8 of Exhibit A to this Agreement, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which reasonably would be expected to have, either individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. To the Company's knowledge, there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company's current employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company. The Company is not a party to any order, writ, injunction, judgment or decree of any court.

       3.9 Employees and Consultants. Except as set forth in Schedule 3.9 of Exhibit A to this Agreement:

       (a) To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or contracts of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated.

       (b) Each employee of, or consultant to, the Company, who has or is proposed to have access to confidential or proprietary information of the Company, is a signatory to, and is bound by, an agreement with the Company relating to noncompetition, nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

       (c) To the Company's knowledge, no employee of, or consultant to, the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement with the Company including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company's business as currently conducted, or (ii) unfair competition, trade secrets or proprietary information.

       3.10 Patents and Trademarks. Except as set forth in a letter from the Company to Novartis dated the date hereof and delivered to Novartis simultaneously with the execution of this Agreement, there are no outstanding options, licenses, or agreements of any kind relating to the Company's patents, service marks, trademarks, copyrights, trade secrets, proprietary rights or other intellectual property (hereinafter collectively the "Intellectual Property"); nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to, the Intellectual Property of any other person or entity. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. To the Company's knowledge, all patents owned by or licensed to the Company were validly obtained and are valid and enforceable by the Company.

       3.11 Compliance with Other Instruments. The Company is not in violation or default of any provisions of the Restated Certificate or the Company's Bylaws or of any judgment, order, writ or decree to which the Company is a party or by which it is bound.

       3.12  Agreements; Action.

       (a) Except for agreements explicitly contemplated hereby and as set forth in Schedule 3.12 of Exhibit A to this Agreement, there are no agreements, understandings, transactions or proposed transactions between the Company and any of its officers, directors, or affiliates, or any affiliate thereof, and none of any such individuals or entities has any interest in any party to any such agreement, understanding, transaction or proposed transaction.

       (b) Except as set forth in Schedule 3.12 of Exhibit A to this Agreement, there are no agreements, understandings, instruments, contracts, transactions or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

       (c) Except as set forth in Schedule 3.12 of Exhibit A to this Agreement, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances to employees for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

       (d) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or of the United States or any other jurisdiction.

       (e) To the Company's knowledge, the Company is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company is a party or is subject (collectively, the "Obligations"). To the Company's knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

       3.13 Registration Rights. Except as provided in Schedule 3.13 of Exhibit A to this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

       3.14 Title to Property and Assets. Except as set forth in the Company's Balance Sheet as of December 31, 1996 and the related notes thereto, the Company has good, legal and merchantable title to all of its assets, including all properties and assets reflected on such Balance Sheet, free and clear of all liens, claims, restrictions or encumbrances (other than those described therein), except those assets disposed of since the date of such Balance
Sheet in the ordinary course of business, none of which assets either alone or in the aggregate are material, either in nature or amount, to the business of the Company. All machinery and equipment included in such properties which are material to the business of the Company are in good condition and repair, and each lease of real or personal property to which the Company is a party is fully effective, affords the Company peaceful and undisturbed possession of the subject matter of the lease, and such lease is free of any liens, claims, restrictions or encumbrances. Each such lease constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the Company and, to the Company's knowledge, the other parties thereto. Except as set forth in Schedule 3.8 of Exhibit A to this Agreement, with respect to the property and assets it leases, the Company is in all material respects in compliance with such leases, has not received notice of any allegations that it is in default thereunder in any respect and holds a valid leasehold interest free of any liens, claims or encumbrances.

       3.15 Financial Statements. The Company has delivered to the Investor (i) its audited financial statements (Balance Sheets, Statements of Operations, Statements of Shareholder's Equity and Statements of Cash Flow) at December
31, 1996, 1995 and 1994 and for the fiscal years then ended, respectively
(the "Audited Financial Statements") and (ii) its unaudited financial statements as of and for the three months ended March 31, 1997 (the "Unaudited Financial Statements") (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, except in the case of the Unaudited Financial Statements which are subject to normal year-end adjustments, none of which shall be material, and the absence of footnotes. Except as set forth in the Financial Statements and in the material agreements listed in Schedule 3.15 of Exhibit A to this Agreement, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

       3.16 Employee Benefit Plans. Except as set forth in Schedule 3.16 of Exhibit A to this Agreement, there are no "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Company or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan, practice or pending arrangement sponsored, maintained or to which contributions are made by the Company by or on behalf of current or former employees of the Company, their dependents or any other party. The Osiris Retirement Savings Plan (the "Savings Plan") is the only Plan sponsored, maintained or contributed to by the Company which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA. The Company has delivered to the Investor a current, accurate and complete copy of the Savings Plan (including all other instruments relating thereto). The Savings Plan is the subject of a request for a determination letter as to its qualification under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The trust created under the Savings Plan is exempt from taxation pursuant to Section 501(a) of the Code. The Savings Plan and the trust forming a part thereof, as well as any other employee benefit plan sponsored by the Company, have been administered and enforced in accordance with their terms, and no actions, suits, investigations or other disputes are pending (other than routine claims for benefits in the ordinary course) or, to the Company's knowledge, threatened with respect to any employee benefit plan or employee pension benefit plan and the Company has no knowledge of any facts which could give rise to any such actions, suits, investigations or other disputes. Other than set forth in Schedule 3.16 of Exhibit A to this Agreement, the Company has no current plans to substantially alter the benefits or coverage available under any of the employee benefit, employee pension benefit or other plans, arrangements or practices referred to above, and has retained the right to amend, modify or terminate any such plan, arrangement or practice.

       3.17 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law, including without limitation, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns or reports required to be filed by it. These returns and reports are true and correct in all material respects. The
Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years. Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor, to the Company's knowledge, is threatening to assert, against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; nor does such deficiency or claim or basis for such a deficiency or claim exist. The
Company has not elected, pursuant to the Code, to be treated as a Subchapter
S corporation or a collapsible corporation pursuant to Section 341(f) or
Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

       3.18 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and in the case of casualty and liability insurance, in amounts customary and adequate for business similar to the business of the Company.

       3.19 Labor Agreements and Actions. The Company does not have any collective bargaining agreements covering any of its employees, nor is the Company bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the business, properties or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in this Agreement and Schedule 3.19 of Exhibit A to this Agreement, the employment of each officer and employee of the Company is terminable at the will of the Company.

       3.20 Real Property Holding Corporation. The Company is not, and has not been at any time a "United States real property holding corporation "as defined in Section 897 of the Code.

       3.21 Offering. Subject to the accuracy of the Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply.

       3.22 Environmental and Safety Laws.

       (a) To the Company's knowledge, the Company is not in violation of any Environmental Law (as hereinafter defined) and to its knowledge, no material expenditures are or will be required in order to comply with any

Environmental Law. As used in this Agreement, "Environmental Law" shall mean any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixes liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.

       (b) The Company has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as "Release") any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and to the Company's knowledge, there is no threat of such Release. As used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such subsidiary or their predecessors, or because the Company or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "Hazardous Materials" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by Environmental Laws.

       (c) The Company has not received written notice that the Company is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Authority (as hereinafter defined) concerning disposal sites or other environmental matters. As used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

       (d) The stockholders of the Company have had no control over, or authority with respect to, the waste disposal operations of the Company.

       3.23 Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted, other than such franchises, permits, licenses and other rights and privileges which the failure to have would not have a Material Adverse
Effect. The Company is in compliance in all material respects under each, and the transactions contemplated by this Agreement will not cause a violation under any, of such franchises, permits, licenses and other rights and privileges. The Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its businesses, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety.
The Company is in compliance in all material respects with the applicable provisions of the Clinical Laboratories Improvement Act of 1967, as amended.

       3.24 Board of Directors.

       (a) The Company currently has six members on its Board of Directors (the "Board of Directors") and one vacancy. Except as set forth in Section 3.24(b), the Company has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Company has agreed to allow such person or entity to serve on, or to nominate, recommend or elect another person to serve on, the Board of Directors.

       (b) At the request of the Investor, a representative designated by the Investor, reasonably acceptable to the Company, shall be elected to fill the currently existing vacancy on the Board of Directors and shall be nominated and recommended for election to the Board of Directors at successive annual meetings of the shareholders of the Company. The Company's obligation to nominate a Novartis representative at each annual meeting of the shareholders shall cease upon the earlier of (i) the Investor's termination of research funding under the Research Collaboration and License Agreement, unless such termination is permitted under such agreement based on a breach by the Company of any of its obligations under such agreement or (ii) the first date following the third anniversary of the Closing Date on which the Investor owns less than four percent (4%) of the issued and outstanding Common Stock (including any shares of Common Stock into which other securities owned by the Investor can be converted) unless such reduction below 4% results from action by the Company. The Investor may, in lieu of designating a representative to serve on the Board of Directors as permitted herein, designate a representative, reasonably acceptable to the Company, who shall be permitted to attend all meetings of the Board of Directors as an observer, and who shall receive notice of such meetings in the same manner and at the same times as the members of the Board of Directors. The rights granted to Novartis pursuant to this Section 3.24(b) may not be assigned or otherwise conveyed by Novartis or by a subsequent permitted transferee of any such rights without the prior written consent of the Company; provided, however, that the consent of the

Company shall not be required for an assignment of such rights to an Affiliate of Novartis.

       3.25 Reliance. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to the Investor contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.     Representations, Warranties and Covenants of the Investor.

       The Investor hereby represents and warrants the following:

       4.1 Authorization, Governmental Consents and Compliance with Other Instruments. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and similar laws affecting creditor rights. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the Investor's corporate charter or other equivalent documents or any instrument, judgment, order, writ, decree or contract to which the Investor is a party or by which it is bound.

       4.2 Purchase Entirely for Own Account. The Investor is aware that the Company is entering into this Agreement in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement. In addition, the Investor agrees not to sell, assign, transfer, pledge, encumber, hypothecate, permit to become subject to a security interest, grant an option in or otherwise dispose of the Common Stock acquired hereunder by the Investor, without regard to the registration of such shares, to any United States Person (as that term is defined in Regulation S under the Securities Act) for a period of one year after the closing of the purchase of the Common Stock, if, in the reasonable judgment of the Company, such action might make Regulation S unavailable to the Company as a basis for not registering under the Securities Act the initial issuance of the Shares to the Investor.

       4.3 Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Common Stock hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock.

       4.4 Investment Experience and Accredited Investor Status.  The Investor
(i) is an "accredited investor" (as defined in Regulation D promulgated under the Securities Act) and (ii) is not a United States Person as that term is defined in Regulation S under the Securities Act, and is not acquiring the Shares for the account or benefit of any United States Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.

       4.5 Restricted Securities. The Investor understands that the Shares, when issued, will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

       4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above or the obligations of the Investor under
Section 9.5, the Investor further represents, warrants and agrees that it will not make any disposition of all or any portion of the Shares (except to an Affiliate in accordance with Section 1.2), unless and until:

       (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

       (b) the disposition is made pursuant to Rule 144 or similar provisions of the federal securities laws as in effect from time to time (in which case, if required by the Company's transfer agent, the Investor will provide an opinion of counsel reasonably satisfactory to the Company that such disposition is not required to be registered under the Securities Act); or

       (c) (i) The Investor shall have notified the Company of the proposed disposition and the identity of the proposed transferee, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act.

       4.7 Legends. It is understood that the certificates evidencing the Shares will bear the following legends:

       (a) These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement with respect to the securities under such Act or the availability of an exemption from the registration requirements of such Act."

       (b) Any legend required by applicable state securities laws.

       5. Conditions to Closing of Investor. The Investor's obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

       5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except that:

       (a) there shall be delivered at the Closing a certificate, signed by an officer of the Company, which contains the representation and warranty set forth in Section 3.2, but substituting the then-current numbers of shares for the numbers of shares set forth in Section 3.2; and

       (b) if there shall be available more recent financial statements than those referred to in Section 3.15, there shall be delivered at the Closing a certificate, signed by an officer of the Company, which contains the representation and warranty set forth in Section 3.15, but substituting the most recent financial statements then available (which shall have been delivered to the Investor at least three business days prior to such Closing) for the financial statements referred to in Section 3.15.

       5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects. All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investor and its counsel, and the Investor and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the Investor or its counsel may reasonably have requested in connection with such transactions.

       5.3 Compliance Certificate. The Company shall have delivered to the Investor a certificate of the Company in the form of Exhibit B hereto, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

       5.4 Legal Opinion. All legal matters incident to the purchase of the Shares shall be satisfactory to the Investor's counsel, and the Investor shall have received from Hogan & Hartson L.L.P., counsel for the Company, such firm's opinion addressed to the Investor and dated the date of the Closing, in the form of Exhibit C hereto.

       5.5 Certification of Resolutions and Officers. The Company shall have delivered to the Investor a certificate or certificates, dated the date of the Closing, of the Secretary of the Company certifying as to (i) the resolutions of the Board of Directors (and the vote of the stockholders, if necessary) authorizing the execution and delivery of this Agreement, the issuance to the Investor of the Shares, the execution and delivery of such other documents and instruments as may be required by this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Company or any of its officers.

       5.6 Certification of No Material Adverse Change. The Company shall have delivered to the Investor certificates, dated the date of the Closing, of the Chief Financial Officer of the Company certifying that since December 31,
1996, there has not been any material adverse change in the financial condition or operations of the Company, and that, except to the extent reflected in the financial statements referred to in Section 3.15 (or in such later financial statements, as the case may be), and except for liabilities arising in the ordinary course of business (none of which liabilities either alone or in the aggregate are material either in nature or amount to the business of the Company), the Company has no material accrued or contingent liabilities which are not specifically described in such financial statements.

       5.7 Research Collaboration and License Agreement. The Company and the Investor shall have entered into the Research Collaboration and License Agreement in the form of Exhibit D hereto.

6.     Conditions to Closing of the Company.

The Company's obligation to sell the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

       6.1 Representations and Warranties Correct. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

       6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects. All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investor and its counsel, and the Company and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the Company or its counsel may reasonably have requested in connection with such transactions.

       6.3 Compliance Certificate. The Investor shall have delivered to the Company a certificate of the Investor in the form of Exhibit E hereto, executed by the Head of Financial Evaluation and Mergers and Acquisitions of the Investor, certifying to the fulfillment of the conditions specified in Sections
6.1 and 6.2 of this Agreement.

       6.4 Receipt of Purchase Price. The Company shall have received from the Investor the Aggregate Purchase Price by certified or cashier's check payable to the Company, or by wire transfer of same day funds per the Company's wiring instructions, for the Shares to be purchased by the Investor.

       6.5 Legal Opinion. All legal matters incident to the purchase of the Shares by the Investor shall be satisfactory to the Company's counsel and the Company shall have received from counsel to the Investor reasonably satisfactory to the Company his opinion addressed to the Company and dated the date of the Closing, in the form of Exhibit F hereto.

        6.6 Research Collaboration and License Agreement. The Company and the Investor shall have entered into the Research Collaboration and License Agreement in the form of Exhibit D hereto.

7. Mutual Conditions to Closing. The obligations of each of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

       7.1 Qualifications. All consents, permits, approvals, qualifications and registrations required to be obtained or effected with any governmental authority, including, without limitation, necessary Blue Sky law permits and qualifications required by any state for the offer and sale to the Investor of the Shares, shall have been obtained or effected, and any filings required under the HSR Act shall have been made and the required waiting period shall have elapsed.

       7.2 Absence of Litigation. There shall be no injunction, actions, suits, proceeding or investigations pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into it, or to consummate the transactions contemplated hereby.

       7.3 Waiver by Series C Stockholders. The holders of the outstanding shares of the Company's Series C Convertible Preferred Stock (collectively, the "Series C Investors") shall have waived the provisions of Section 2.3 of the Investors' Rights Agreement dated May 25, 1994 by and between the Series C Investors and the Company with respect to the Shares and any Series F Convertible Preferred Stock exchangeable therefor (and any Common Stock issued upon conversion thereof) in accordance with Section 9.8 of this Agreement.

8.     Standstill Agreement.

       Prior to the earlier of (i) three years from the Closing Date or (ii) two years from the date of consummation of an underwritten initial public offering of the Common Stock, neither the Investor nor any subsidiary, parent corporation or other affiliate of the Investor shall (A) propose, nominate or support for election to the Board of Directors (other than as contemplated by Section 3.24) any person whose nomination has not been approved by a majority of the full Board of Directors, or vote or cause to be voted in favor of any such person any securities of the Company entitled to vote in the election of directors ("Voting Stock"), (B) without the express written consent of the Company, acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally), or make a tender, exchange or other offer to acquire Voting Stock, if, after giving effect to such acquisition, the Investor would beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")) more than fifteen percent (15%) of the voting power represented by all Voting Stock of the Company or (C) encourage or support a tender, exchange or other offer or proposal by any other person, entity or group (an "Offeror") the consummation of which would result in a "change of control" of the Company (an "Acquisition Proposal"). For purposes of this Section 8, a "change of control" shall mean
(i) a merger or consolidation to which the Company is a party and as a result of which the persons who were stockholders of the Company immediately prior to the effective date of such merger or consolidation beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act) less than twenty percent (20%) of the Voting Stock outstanding immediately following the effectiveness of such merger or consolidation; (ii) the acquisition by the Offeror of beneficial ownership of Voting Stock which, when combined with all other Voting Stock beneficially owned by the Offeror, represents fifteen percent (15%) or more of the voting power represented by the issued and outstanding Voting Stock; (iii) a sale of all or substantially all of the Company's assets (other than to a wholly owned subsidiary of the Company);
or (iv) a liquidation or dissolution of the Company. The restrictions imposed on the Investor by the foregoing provisions of this Section 8 shall terminate upon the public announcement by an Offeror of an Acquisition Proposal or the acquisition by an Offeror of beneficial ownership of more than fifteen percent (15%) of the voting power represented by all Voting Stock of the Company. Following such termination, however, and until the earlier of (i) three years from the Closing Date or (ii) two years from the date of consummation of an underwritten initial public offering of the Common Stock, the Investor shall not support, encourage, assist or act in concert with the Offeror to effect a change of control of the Company. It shall be a condition to a Transfer (as defined in Section 9.4) of Shares by the Investor, in whole or in part, to any person or entity (other than in unsolicited broker's transactions following completion by the Company of an underwritten initial public offering), that such person or entity agrees to be bound by the provisions of this Section 8
For purposes of this Section 8, such transferee shall be deemed to have acquired the transferred shares on the Closing Date.

9.     Additional Covenants and Agreements.

       9.1  Delivery of Financial Statements.  The Company shall deliver to the
Investor:

       (a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, statements of operations, shareholders' equity and cash flow for such fiscal year, a balance sheet of the Company as of the end of such year, all in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

       (b) such other information relating to the business of the Company as the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary unless such Investor or assignee of such Investor agrees in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

        9.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 9.1 may not be assigned or otherwise conveyed by the Investor or by a subsequent permitted transferee of any such rights without the prior written consent of the Company; provided, however, that the consent of the Company shall not be required for an assignment of the rights granted pursuant to Section 9.1(b) to an Affiliate of Novartis.

        9.3 Termination of Covenants. The covenants set forth in Section 9.1 shall terminate when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act, whichever event shall first occur.

       9.4 Right of Osiris to Purchase Shares

       (a) The right of the Investor to sell or offer to sell, or otherwise transfer or distribute any of the Shares in any manner which would constitute a sale within the meaning of the Securities Act (any such sale, disposition or transfer hereinafter referred to as a "Transfer"), except to an Affiliate of Novartis in accordance with Section 1.2 hereof, shall be subject to a right of first refusal of the Company as set forth in this Section 9.4(a). Any attempted or purported Transfer of the Shares by operation of law, by death or otherwise, in violation of this Section 9.4, shall be null and void and of no legal force or effect. If the Investor desires to dispose of any or all of the Shares (the "Offered Shares"), the Investor shall first submit to the Company a written offer (the "Offer") to sell the Offered Shares to the Company at a price and on such other terms and conditions as shall be specified in the Offer. The Offer by its terms shall remain open and irrevocable for a period of 45 days from the date of delivery of the Offer to the Company (the "45-Day Period"). The Company shall notify the Investor prior to the end of the 45-Day Period of its intention to purchase, or to place with other purchasers, all (but not less than all) of the Offered Shares by delivering a written notice to the Investor (the "Notice of Acceptance") which shall fix a closing date that is not more than 20 days after the date of delivery of such notice.

If the Company fails to deliver to the Investor a Notice of Acceptance as to the Offered Shares, the Company shall provide written notice to the Investor (the "Counter-offer") within the 45-Day Period of the price at which, and the other terms and conditions upon which, the Company or its designees would be willing to purchase the Offered Shares. Upon receipt of the Counter-offer, the Investor shall have 45 days within which to elect to sell the Offered Shares to the Company or its designees pursuant to the Counter-offer. Such election shall be made by a written notice of election provided to the Company, which notice shall fix a closing date not more than 20 days after the date of delivery of such notice. Any time during the 45 days following its receipt of the Counter-offer, the Investor may sell to any person or entity (other than a "competitor" of the Company, as defined below) all (but not less than all) of the Offered Shares, provided that such sale is at a price and upon terms and conditions that are more favorable to the Investor than those specified in the Counter-offer. If the Offered Shares are not sold to the Company or another party within such 45-day period, such Shares shall continue to be subject to the requirements of this Section 9.4. It shall be a condition to a Transfer of Shares by the Investor, in whole or in part, to any person or entity, that such person or entity agrees to be bound by the provisions of this Section 9.4 and Section 8. For purposes of this Section 9.4(a), a "competitor" shall mean any person or entity engaged in or promoting the research, development, testing, study or commercialization of methods of repairing or regenerating bone, cartilage or bone marrow stroma of a mesenchymal origin.

       (b) The provisions of this Section 9.4 shall not apply to any sale of Shares that occurs upon or following the consummation by the Company of an underwritten initial public offering of the Common Stock.

       9.5 Further Restriction on Sale of Shares. The Investor shall not offer, sell, pledge, grant an option to purchase, or otherwise dispose of any of the Shares, other than (i) as permitted by Section 1.2 of this Agreement or (ii) to an Affiliate of the Investor, prior to the first anniversary of the Closing Date. The Investor agrees that it shall, if so requested by the Company, enter into an agreement providing that it shall not offer, sell, pledge, grant an option to purchase, or otherwise dispose of any of the Shares: (i) during the period of one hundred and eighty (180) days after the closing of the initial underwritten public offering of the Common Stock or (ii) during a period of up to one hundred and eighty (180) days after the closing of an underwritten follow-on or secondary offering of the Company's Common Stock, without the prior written consent of the Company and/or the Company's underwriters; provided, however, that (A) this Section 9.5 shall not apply or be effective unless a majority of the officers and directors of the Company and a majority of all holders of five (5%) percent or more of the Common Stock of the Company on a fully diluted basis enter into similar agreements, and (B) the Investor shall not be required to agree, in connection with any offering, to a lock-up period that is longer than the shortest lock-up period agreed to by any person or entity having a contractual obligation to the Company to agree to a lock-up in connection with such offering.

       9.6 Inspection of Properties. The Company shall permit the Investor from time to time, at the Investor's expense, to visit and inspect the Company's properties and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 9.6 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information; and provided further, that such right shall terminate upon the transfer by the Investor (other than to an Affiliate of Novartis) of 50% or more of the Shares or the power to vote such Shares. The rights granted to Novartis pursuant to this Section 9.6 may not be assigned or otherwise conveyed by Novartis or by a subsequent permitted transferee of any such rights without the prior written consent of the Company; provided, however, that the consent of the Company shall not be required for an assignment of such rights to an Affiliate of Novartis.

       9.7  Equity Purchases from the Company.

       (a) Definitions.  For purposes of this Section 9.7:

              (i) "New Securities" means any Equity Securities (defined herein) issued by the Company; provided that "New Securities" shall not include (A) any securities issuable upon conversion of any convertible Equity Security, (B) any securities issuable upon exercise of any option, warrant or other similar Equity Security, (C) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all holders of a class of the Company's capital stock on a proportionate basis or (D) any Common Stock issuable in connection with or after an underwritten initial public offering of the Common Stock.

              (ii) "Equity Securities" means any Common Stock or other voting stock, any securities of the Company convertible into or exchangeable for Common Stock or other voting stock, or any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other voting stock.

              (iii) "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

              (iv) "Pro Rata Share" means the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by the Investor (including for this purpose any shares of Common Stock issuable upon conversion of any shares of Series F Convertible Preferred Stock owned by the Investor) immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities

(including for this purpose any shares of Common Stock issuable upon exercise or conversion of any outstanding Equity Securities).

              (v) "Fair Market Value" with respect to any security, means, as of any date of determination, the fair market value of such security as of such date of determination, as determined in good faith by a majority of the full Board of Directors.

       (b) Subscription Rights. So long as the Investor has the right to designate a representative to serve on the Board of Directors pursuant to
Section 3.24(b), if the Board of Directors shall authorize the issuance of New Securities to any Person after the Closing and prior to the consummation of an underwritten initial public offering of the Common Stock (other than any New Securities issued to (i) officers, employees or directors of the Company pursuant to any employee stock offering, plan or arrangement approved by the Company's Board of Directors, (ii) any person or entity in connection with a corporate partnering or license agreement, joint venture arrangement, or other transaction in which the issuance of New Securities is incidental to or coincident with the Company's establishment of a business relationship with such person or entity (a "Partnering Transaction"), or (iii) Novartis or its affiliates), then prior to each such issuance of New Securities, the Company shall offer to the Investor a Pro Rata Share of such New Securities. Any offer of New Securities made to the Investor under this Section 9.7 shall be made by notice in writing (the "Subscription Notice") at least 10 calendar days prior to the date on which the meeting of the Board of Directors is held to authorize the issuance of such New Securities. The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued to Persons other than the Investor and the terms of such New Securities, (ii) the consideration, if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to the Investor in compliance with the provisions of this Section 9.7 and (iv) the proposed date of issuance of such New Securities. Not later than 20 days after such Board of Directors meeting authorizing such issuance is held, the Investor shall notify the Company in writing whether it elects to purchase all or any portion of the New Securities offered to the Investor pursuant to the Subscription Notice. If the Investor shall elect to purchase any such New Securities, the New Securities which it shall have elected to purchase shall be issued and sold to the Investor by the Company at the same time and on the same terms and conditions as the New Securities are issued and sold to third parties (except that, if such New Securities are issued for consideration other than cash, the Investor shall pay the Fair Market Value thereof). If, for any reason, the issuance of New Securities to third parties is not consummated, the Investor's right to its Pro Rata Share of such issuance shall lapse, subject to the Investor's ongoing subscription right with respect to issuances of New Securities at later dates or times. Notwithstanding any other provision of this Agreement, if the Board of Directors shall authorize the issuance of New Securities to any Person prior to the Closing and prior to the consummation of an underwritten initial public offering of the Common Stock (other than any New Securities issued to (i) officers, employees or directors of the Company pursuant to any employee stock offering, plan or arrangement approved by the Company's Board of Directors,
(ii) any person or entity in connection with a Partnering Transaction, or
(iii) Novartis or its affiliates), the Company shall be obligated to offer to the Investor, in accordance with the terms, conditions and procedures set forth in the foregoing provisions of this Section 9(b), a Pro Rata Share of such New Securities as though the Investor were then the owner of all of the Shares. Notwithstanding the foregoing, in the event that the Company issues New Securities in connection with a Partnering Transaction, the Company shall, simultaneously with or promptly after such Partnering Transaction, offer to the Investor, for the same purchase price, a number of securities of the same class (and, where applicable, the same series) as such New Securities equal to the product of (A) the Investor's Pro Rata Share (expressed as a percentage) and (B) the sum of (i) the number of such New Securities and (ii) the number represented by the Investor's Pro Rata Share of such New Securities. The Investor shall have 20 days following its receipt of such offer within which to deliver a notice of acceptance to the Company. If the Investor elects to accept the offer, the closing of the transaction shall take place on the tenth business day following such acceptance, or on such other date as may be mutually agreed upon by the Company and the Investor.

       9.8  Exchange of the Shares for Series F Convertible Preferred Stock.
In the event the Company shall not have consummated an underwritten initial public offering of its Common Stock on or prior to the date that is one year from the Closing Date, the Company agrees, upon the written request of holders of all the then outstanding Shares, to exchange one share of Series F Convertible Preferred Stock, par value $.001 per share, for each such outstanding Share (as adjusted to reflect any stock split, stock dividend, combination of shares or similar change affecting the Common Stock). Such written notice shall be furnished to the Company within 30 days following the first anniversary of the Closing Date (if the Company shall not have consummated an underwritten initial public offering within one year after the Closing Date as aforesaid). Such notice shall be accompanied by the certificates evidencing the Shares for surrender and cancellation whereupon the Company shall issue and deliver to each holder of Shares a certificate for the number of shares of Series F Convertible Preferred Stock to which such holder is entitled. Upon issuance and delivery thereof, Series F Convertible Preferred Stock shall be duly authorized, validly issued and fully paid and non-assessable. The rights, powers and privileges of the Series F Convertible Preferred Stock shall be as set forth in the Certificate of Designation of Series F Convertible
Preferred Stock of Osiris Therapeutics, Inc. attached hereto as Exhibit G.

10.    Registration Rights; Compliance with the Act.

       The Company covenants and agrees as follows:

       10.1  Definitions.  For purposes of this Section 10:

       (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

       (b) The term "Registrable Securities" means (1) the Common Stock sold to the Investor pursuant to this Agreement (or issued upon conversion of the Series F Convertible Preferred Stock exchanged for the Shares pursuant to
Section 9.8) and (2) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which his rights under this
Section 10 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

       (c) The term "Holder" means any person owning or having the right to registration of Registrable Securities hereunder; and

       (d) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

       10.2 Form S-3 Registration. If the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any successor short-form registration promulgated by the Securities and Exchange Commission), subject to the provisions of this Section 10, the Company will use reasonable best efforts to effect registration under the Securities Act on Form S-3, including a Form S-3 shelf registration, of all or such portion of the Registrable Securities as the Investor (or other Holder(s)) shall specify by written notice given to the Company; provided, however, that the market value of the Registrable Securities to be included in any such registration shall be estimated to be at least $3,000,000 at the time of filing of such registration statement (unless such Registrable Securities constitute all of the Registrable Securities owned by the Investor or other Holder(s) at such time), and provided further that the Company shall not be required to effect more than three such registrations pursuant to this Section 10.2. The Company shall maintain the effectiveness of any Form S-3 registration until all of the Registrable Securities included in such registration statement have been sold. The obligations of the Company to prepare and file a Form S-3 registration statement pursuant to this Section 10.2 and to maintain such registration pursuant to 10.3 shall be suspended during any period of time that the Registrable Securities held by the Investor (or such Holder(s)) are, in the opinion of Hogan & Hartson L.L.P. or other counsel to the Company reasonably satisfactory to the Investor, eligible for resale without volume limitation pursuant to Rule 144(k) under the Act.In case the Company shall receive from the Investor (or other Holder(s)) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all of the Investor's or such other Holder's Registrable Securities, or Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $3,000,000, the Company will:

       (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders (if any); and

       (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 10.2:
(1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $3,000,000 (unless such Registrable Securities constitute all of the Registrable Securities owned by the Investor or other Holder(s) at such time); (3) if the Company shall furnish to the Holders a certificate signed by the President and Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 10.2; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

       (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations, qualifications and compliance requested pursuant to Section
10.2 (exclusive of underwriting discounts and commissions and any fees and expenses of a special counsel to a selling shareholder) shall be paid by the Company.

       10.3 Company Registration. If after one year from the Closing Date (but without any obligation hereunder to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder(s)) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than (i) a registration effected pursuant to Section 2.1 of the Registration Rights Agreement dated December 31, 1996 by and between the Company and the State of Maryland Department of Business and Economic Development, as modified by a letter agreement of even date therewith (unless consented to in writing by the State of Maryland Department of Business and Economic Development), (ii) a registration effected pursuant to Section 2.1 of any of the Registration Rights Agreements by and between the Company and the purchasers of the Series E Convertible Preferred Stock (unless consented to in writing by such purchasers), (iii) a registration effected pursuant to Section
7.3 of the Warrant Agreement dated September 24, 1993 by and between the Company and Spencer Trask Securities Incorporated (unless consented to in writing by the Holders of a Majority of the Warrant Shares (as such terms are defined therein), (iv) a registration relating solely to the sale of securities to current or former employees, officers, advisors, consultants or directors of the Company or any subsidiary of the Company pursuant to a stock purchase plan or stock option or stock awards approved by the Board of Directors of the Company, (v) a registration on Form S-4 or any similar successor form, (vi) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or
(vii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company in accordance with Section 11.9, the Company shall, subject to the provisions of
Section 10.4, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 10.3 if, at the time such registration would otherwise be required, the Company delivers to the Holder(s) seeking to have their Registrable Securities included in such Registration an opinion of counsel, in form and substance reasonable acceptable to such Holder(s), to the effect that the Registrable Securities requested to be registered may then be sold or transferred pursuant to Rule 144(k) of the Securities Act.

       10.4 Underwriting Requirements. In connection with any offering involving any underwriting of shares of the Company's capital stock, the Company shall not be required under Section 10.3 to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the managing underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities of such stockholders that the managing underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities owned by such stockholders, including Registrable Securities, which the managing underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holder(s) and the holders of other securities entitled to be included in such underwriting under the terms of any registration rights agreement with the Company, according to the total amount of Registrable Securities or other such securities entitled to be included therein owned by each Holder and other holders or in such other proportions as shall be agreed to by a majority in interest of the Holders and such other holders, except as otherwise provided (i) in Sections 1.2(b) and 1.8 of the Investors' Rights Agreement dated May 25, 1994 by and between the Company, and the Series C Investors and (ii) in Section 4(d) of the Placement Agency Agreement dated June 25, 1993 by and between the Company and Spencer Trask Securities Incorporated.

       10.5 Obligations of the Company. Whenever required under this Section 10 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities sought to be included therein and use its best efforts to cause such registration statement to become effective as promptly as practicable.

       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

       (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

       (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

       (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

       (f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

       10.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 10 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

       10.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

       10.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 10:

       (a) The Company will indemnify and hold harmless each Holder registering Registrable Securities for resale, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act , against any and all losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law of the United States of America or any other country or political subdivision thereof, including any amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Investor in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Securities Exchange Act;
provided, however, that the indemnity agreement contained in this subsection 10.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or other Holder seeking indemnification.

       (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Securities Exchange Act, or any other statute or common law of the United States of America or any other country or political subdivision thereof, including any amounts paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Company in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 10.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 10.8(b) exceed the gross proceeds from the offering received by such Holder.

       (c)  Promptly after receipt by an indemnified party under this Section
10.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.6.

       (d) The obligations of the Company and Holders under this Section 10.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 10 and otherwise.

       10.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

       (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

       (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for an underwritten offering of its securities to the general public is declared effective;

       (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

       (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any such securities without registration or pursuant to such form.

       10.10 Amendment of Registration Rights. Any provision of Section 10 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding; and with the same consent the Company may enter into a supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Section 10. Any amendment, waiver or supplemental agreement effected in accordance with this Section 10.8 shall be binding upon each Holder of any securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities), each future holder of all such securities, and the Company.

11.    Miscellaneous.

       11.1 Survival of Warranties; Indemnification. (a) The warranties and representations of the Company and the Investor contained in this Agreement (other than those contained in Section 3.22) or in any certificate or other instrument delivered at the Closing shall survive for a period of one year following the Closing. The representations and warranties of the Company set forth in Section 3.22 shall survive indefinitely until, by their respective terms, they are no longer operative. The Company shall indemnify, defend and hold the Investor and the Investor's directors, officers, employees, agents and affiliates harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with (i) the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Company contained in Section
3.22 or (ii)(A) any Release on, from or affecting any property of the Company or any Subsidiary, whether on the premises of the Company or any Subsidiary or through other Persons, and whether by the Company or any Subsidiary or any predecessor to any of the businesses or assets of the Company or any Subsidiary, of any hazardous materials, whether or not disclosed pursuant to this Agreement, (B) any noncompliance by the Company or any Subsidiary
(or by any other Person with respect to any of the Company's or any Subsidiary's property) with any Environmental Law, whether or not disclosed pursuant to this Agreement, or (C) any environmental remediation expenses associated with any property owned or leased at any time by the Company or any Subsidiary, or the storage, transportation or disposal practices of the Company or any Subsidiaries for pollutants, toxic or hazardous material, hazardous substances, hazardous constituents or waste or any kind, whether or not disclosed pursuant to this Agreement; provided, however, that the Company's obligation of indemnity under this Section 11.1 shall not apply to any liability, loss, cost or damage caused by or resulting from the negligence or willful misconduct of the Investor. The foregoing indemnification shall survive the termination of this Agreement for any reason.

       11.2 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

        11.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Subject to Section 1.2 of this Agreement, this Agreement and the rights and duties of the Investor set forth herein may be freely assigned, in whole or in part, by the Investor to an Affiliate of the Investor. In addition, the Investor may assign its rights under Section 10 hereof in connection with any permitted transfer by the Investor of all of the Shares. Neither this Agreement, nor any of the rights or duties of the Company set forth herein, shall be assigned by the Company, in whole or in part, without having first received the written consent of the Investor. Notwithstanding the foregoing sentence, the Company may assign this Agreement, and the rights and the duties of the Company set forth herein, to an entity or person which purchases all or substantially all of its assets or voting securities, so long as the successor agrees in writing to be bound by all of the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       11.4 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the Research Collaboration and License Agreement of even date herewith between the Company and the Investor.

       11.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to the conflict of law principles thereof).

       11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       11.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       11.8 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

       11.9 Notices. Unless otherwise provided, all notices. requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or duly sent by first class registered or certified mail, or other courier service, postage prepaid, or telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

To the Company:  Osiris Therapeutics, Inc.
                 2001 Aliceanna Street
                 Baltimore, Maryland  21231
                 Attention:  James S. Burns

With a copy (which shall not constitute notice) to:

                 Hogan & Hartson, L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, D.C.  20004-1109
                 Attention:  Alan L. Dye, Esq.

                 Carella, Byrne, Bain, Gilfillan,
                       Cecchi, Stewart & Olstein
                 6 Becker Farm Road
                 Roseland, New Jersey  07068
                 Attention:  Elliot M. Olstein, Esq.

To the Investor: Novartis Pharma AG
                 Lichtstrasse 35
                 CH-4002 Basel
                 Switzerland
                 Attention:  Joseph Mamie

With a copy (which shall not constitute notice) to:

                 Robert L. Thompson, Jr., Esq.
                 Executive Vice President and
                 General Counsel
                 Novartis Corporation
                 556 Morris Avenue
                 Summit, New Jersey 07901

All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the seventh business day following the date of such mailing; and (c) in the case of facsimile transmission, when confirmed by facsimile machine report.

       11.10 Finder's Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

       11.11 Expenses. Each party shall pay its own fees and expenses with respect to this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        11.12 Amendments and Waivers. Except as provided in Section 8.8 of this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

        11.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be ineffective, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement.

        11.14 Confidentiality and Publicity. Neither the Company nor the Investor will disclose to any person (other than its attorneys, accountants, employees, officers and directors) the existence or terms of this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may, in the reasonable opinion of such party's counsel, be required by law (in which event the disclosing party will first consult with the other party with respect to such disclosure). If the Company is required to provide a copy of this Agreement or any related document to any third party, the Company shall redact from such document, to the extent permitted by law, all confidential information, and shall consult with the Investor regarding such redaction prior to submission of this Agreement or any related document to such third party. The Company and the Investor will consult and reach agreement with one another as to the form and substance of any press release or any other public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby.

       11.15 Termination. If each of the conditions set forth in Articles 5,6 and 7 have not been satisfied or waived (by the party entitled thereunder to make such waiver) by 5:00 p.m., Maryland time, on December 31, 1997, this Agreement shall terminate and be null, void and of no force or effect.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                      NOVARTIS PHARMA AG

                                      By: _________________________________

                                      Name:  ______________________________

                                      Title: ______________________________

                                      By: _________________________________

                                      Name:  ______________________________

                                      Title: ______________________________

                                      OSIRIS THERAPEUTICS, INC.


                                      By: _/s/ James S. Burns______________
                                          James S. Burns,
                                          President and Chief Executive Officer